EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC AUDITORS


We consent to the incorporation by reference in the Registration Statements (33-42005, 33-42006, 33-70932, 33-70934, 33-80652, 333-61453, 333-61455,
333-60020 and 333-62598) of Haemonetics Corporation and in the related Prospectus of our report dated April 22, 2003, with respect to the consolidated financial statements and schedule of Haemonetics Corporation included in this Annual Report (Form 10-K) for the year ended March 29, 2003.


                                       S/ERNST & YOUNG LLP

Boston, Massachusetts
June 6, 2003


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